SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

[_]    Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement

                           YAAK RIVER RESOURCES, INC.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                           Yaak River Resources, Inc.
                              423 Baybridge Drive
                              Sugarland, TX 77478
                                  281-242-7656


                   NOTICE OF ACTION TAKEN BY THE SHAREHOLDERS
                        BY WRITTEN CONSENT OF A MAJORITY

                                  MAY 19, 2004

To The Shareholders of Yaak River Resources, Inc.

     Eric Sunsvold, Donald J. Smith, Robert Pike, and Darrell Benjamin (collectively, the "Majority Shareholders") are the holders of a total of 43,361,582 shares or approximately 64% of the total issued and outstanding stock of Yaak River Resources, Inc., a Colorado corporation (the "Company"). The Majority Shareholders have adopted the following resolutions by written consent in lieu of a meeting pursuant to the Business Corporation Act of the State of Florida, and subject to the Notice requirements of Section 14 of the Securities Exchange Act of 1934.

        1. To change the Company's name to a name to be determined by the Board of Directors.

        2. To authorize a reverse split of the Company's common stock on a one for sixty-eight basis.

                           Blaize N. Kaduru, President

                                   -----------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                           Yaak River Resources, Inc.
                               423 Baybridge Drive
                               Sugarland, TX 77478
                                  281-242-7656

                                  May 19, 2004

                         NOTICE OF SHAREHOLDERS' ACTION

     The Majority Shareholders have submitted their consents to the actions described in this Information Statement on or about May 19, 2004, to be effective on or before June 10, 2004. As of May 10, 2004, the Majority Shareholders held of record 43,361,582 shares of the Company's common stock, or approximately 64% of the total issued and outstanding common stock of the
Company. The remaining outstanding shares of common stock are held by approximately fifty-five other shareholders.

     The Majority Shareholders consenting consist of Eric Sunsvold, Donald J. Smith, Robert Pike, and Darrell Benjamin. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

     Holders of the common stock of record as of May 10, 2004 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is NOT soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Florida law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 41,360,010 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                                   THE COMPANY

     The Company has its executive offices at 423 Baybridge Drive, Sugarland, TX 77478, and its telephone number is (281) 242-7656. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to adopt certain amendments to the Articles of Incorporation by shareholder action as follows:

                                   Proposal #1

                            AMENDMENT TO ARTICLES FOR
                             CORPORATION NAME CHANGE

     The majority shareholders have authorized a change in the name of this corporation to a name to be chosen by the Board in its discretion. This requires an amendment to the Articles of Incorporation.

     The Board believes the name change in our Articles of Incorporation is in the best interest of the corporation to change from a mineral exploration image of the Company.


                                   PROPOSAL 2

              REVERSE SPLIT OF COMMON STOCK ISSUED AND OUTSTANDING

     To Authorize a reverse split of the common stock on a one for sixty-eight basis, by which each sixty-eight shares shall become one share.

     Our shareholders have approved a pro-rata reverse split of our common stock, by which each sixty-eight shares would become one share. The effective date of the reverse split will be within 45 days following the date of the mailing of this Notice.

        The shareholders entitled to fractional shares as a result of the reverse split will have the fractional shares rounded up to the nearest whole share, because the cost of administering fractional share to the Company and the confusion, inconvenience, and administrative time at the transfer agent and for "street name" shareholders. The Board has determined that it is more cost effective and better business practice on a cost/benefit analysis to handle fractional shares this way than to attempt to administer them as fractional shares or to pay cash or scrip for them. At the most, the Company estimates, this rounding up to the nearest whole share would result in the issuance of fractional shares on a post-reverse split basis which at current price is $1.40 at $.014 per share.

        There will be no change in the number of record holders as a result of the reverse split.

     We believe that reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain polices and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those polices and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

     As a general rule, potential investors who might consider making investments in our company will refuse to do so when the company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

        The Company does not now qualify for a listing on any exchange, AMEX, NASDAQ, NYSE, or any smaller exchange. The Company does not meet any exchange qualifications at this time except that it is an SEC registered company. There is no assurance whatsoever that the Company will ever meet most of any exchange listing criteria.

     There is no assurance that any effect to the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes will rise, or that any rise which may occur will be sustained. Market conditions are not predictable and may be influenced by changes in investor attitudes and external economic conditions. We are proposing the steps we deem best calculated to meet the market attractively. We cannot control the market's reaction.

     Dissenting shareholders have no appraisal rights under Colorado law or pursuant to our constituent documents of incorporation or bylaws, in connection with the reverse split.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2002 and its quarterly report on the Form 10-QSB for the quarter ending September 30, 2003 are available upon request to: Blaize N. Kaduru, President, Yaak River Resources, Inc., 423 Baybridge Drive, Sugarland, TX 77478.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of April 20, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Yaak River Resources, Inc., 423 Baybridge Drive, Sugarland, TX 77478.

            Name and Address of            Number of Shares      Percentage
             Beneficial Owner             Owned Beneficially      of Class

             Eric Sunsvold                     6,694,605               9.9%
             423 Baybridge Drive
             Sugarland, TX 77478

             Donald J. Smith                  31,661,977(1)           47.0%
             2501 E. Third St.
             Casper, WY  82609

             Robert Pike                         680,000               1.0%
             6396 E. Fair Avenue
             Englewood, CO  80111

             Blaize N. Kaduru                          0                 0%
             423 Baybridge Drive
             Sugarland, TX 77478

             Darrell Benjamin                  4,325,000               6.4%
             6658 S. Starlight Rd.
             Morrison, CO  80465

             All officers and directors       32,341,977              48.0%
             as a group (two persons)


(1) The figure shown includes 10,000 shares held in the name of Suvo Corp. Mr. Smith is the owner of Suvo Corp.

     The Company currently has 67,308,857 shares issued and outstanding.

Notes to the table:

     Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                   MANAGEMENT

     The following table lists the names and ages of the executive officers and directors of the Company. The directors were appointed in prior years and will continue to serve until the next annual shareholders meeting or until their successors are appointed and qualified. All officers serve at the discre- tion of the Board of Directors.

    NAME                   AGE           POSITION WITH THE COMPANY
    ----                   ---           -------------------------

Blaize N. Kaduru           53            President, Secretary and
                                         Treasurer and a Director
                                         since December 18, 2002

Robert Pike                74            Vice President and a Director
                                         since December 21, 1999


     BLAIZE N. KADURU. Mr. Kaduru is an Adjunct Professor, teaching economics and business related college courses at Wharton Junior College in Sugarland, Texas, since January 2003. Previously, he was Executive Vice President of Business Development for Wireless Communications Technology, Inc., a spin-off of Prodigy Communications Inc. in Houston, Texas.

     ROBERT PIKE. Mr. Pike has been Vice President and a Director of the Company since December 21, 1999. Mr. Pike is a retired banker. For more than the past five years, he has been an investor. Also for more than the past five years, Mr. Pike has been President and sole owner of Bob Pike Associates, Inc., a real estate consulting and inspection firm, based in Englewood, Colorado, that serves financial institutions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors currently serves as an Audit Committee and Compensation Committee. During the fiscal year ended December 31, 2003, the Board of Directors held occasional meetings.

COMPENSATION OF DIRECTORS

         Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.



                            SUMMARY COMPENSATION TABLE OF EXECUTIVES
                        Cash Compensation             Security Grants
----------------------------------------------------------------------------------------------------------
Name and      Year  Salary  Bonus Annual      Restricted Securities   Long Term           LTIP      All Other
Principal                         Compensation Stock     Underlying   Compensation/       Payments  Other
Compensation                     /Other($)    Awards    Options/     Options
Position                                                    SARs(#)
                                                            (SHARES)
----------------------------------------------------------------------------------------------------------
Blaize N.     2001  0         0           0     0         0                0              0              0
Kaduru,       2002  0         0           0     0         0                0              0              0
President,    2003  0         0           0     0         0                0              0              0
Secretary,
Treasurer
----------------------------------------------------------------------------------------------------------
Robert Pike,  2001  0         0           0     0         0                0              0              0
Vice Pres-    2002  0         0           0     0         0                0              0              0
ident         2003  0         0           0     0         0                0              0              0
----------------------------------------------------------------------------------------------------------
Officers as   2001  0         0           0     0         0                0              0              0
A Group       2002  0         0           0     0         0                0              0              0
              2003  0         0           0     0         0                0              0              0
----------------------------------------------------------------------------------------------------------

(b)  Directors' Compensation

     Directors who are also officers of Yaak River Resources, Inc. receive no cash compensation for services as a director. However, the directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. The Company has granted options to directors under its Stock Incentive Plan subsequently adopted.



                                               SUMMARY COMPENSATION TABLE OF DIRECTORS
                                                     (To December 31, 2003)
                        Cash Compensation               Security Grants
----------------------------------------------------------------------------------------------------------
Name and       Year    Annual   Meeting  Consulting Number       Securities          LTIP      All Other
Principal              retainer Fees ($) Fees/Other   of         Underlying          Payments  Compensation
Position               Fees ($)          Fees($)    Shares (#)   Options/SARs(#)
                                                                        (SHARES)
----------------------------------------------------------------------------------------------------------
Blaize N.      2001    0          0        0           0           0                 0              0
Kaduru,        2002    0          0        0           0           0                 0              0
Director       2003    0          0        0           0           0                 0              0
----------------------------------------------------------------------------------------------------------
Robert Pike,   2001    0          0        0           0           0                 0              0
Director       2002    0          0        0           0           0                 0              0
               2003    0          0        0           0           0                 0              0
----------------------------------------------------------------------------------------------------------
Directors as a 2001    0          0        0           0           0                 0              0
group          2002    0          0        0           0           0                 0              0
               2003    0          0        0           0           0                 0              0
----------------------------------------------------------------------------------------------------------

        There have been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

(c) Termination of Employment and Change of Control Arrangements.  None.

(d) Stock purchase options:  None

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 31, 2003, the Company did not engage in any related-party transactions.

     There were no transactions, or series of transactions, for the fiscal year ended December 31, 2003, nor are there any currently proposed transactions, or series of the same, to which the Company is a party, in which the amount involved exceeds $60,000 and in which to the knowledge of the Company any director, executive officer, nominee, five-percent shareholder or any member of the immediate family of the foregoing persons have or will have a direct or indirect material interest.


                              INDEPENDENT AUDITORS

     The Board of Directors has authorized the firm of Michael Johnson & Co., LLC, CPAs, independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2004.

                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         Any proposal that a shareholder intends to present at the Company's 2004 Annual Meeting should have been received at the Company's principal executive office no later than August 31, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Ex-change Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2004 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than August 31, 2004. The nomination should include the full name of the nominee and a description of the nominee's back-ground in compliance with Regulation S-K of the reporting rules of the Securi-ties and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO BLAIZE KADURU, PRESIDENT OF THE COMPANY, AT YAAK RIVER RESOURCES, INC., 423 BAYBRIDGE DRIVE, SUGARLAND, TX 77478 TELEPHONE (281) 242-7656, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM
10-KSB AND INTERIM REPORTS ON FORM 10QSB WILL BE PROVIDED WITHOUT CHARGE.